Code of Ethics
                                   March, 2000
State Street Global Advisors


                       Code of Ethics - Table of Contents

Statement of General Principles................................................1
Applicability of Code to Employees of Non-US Offices...........................1
What is the Code of Ethics.....................................................2
Section 1 - Definitions........................................................2
Section 2 - Exempted Transactions..............................................6
Section 3 - Prohibitions
         A.     Prohibited Purchases and Sales:
                Portfolio Managers.............................................6
                Investment Persons and Reporting Associates....................8
                Approved Lists.................................................9
         B.     Additional Prohibited Activities...............................9
Section 4 - Preclearance
         A.     Preclearance of Securities Transactions.......................13
         B.     Short-term Trading............................................13
Section 5 - Reporting.........................................................14
Section 6 - Annual Certification..............................................15
Section 7 - Exemptive Relief..................................................15
Section 8 - Violations and Sanctions..........................................15
Section 9 - Issues Forum......................................................16
Disclosure of Securities Holdings (Upon Employment & Annually)........Appendix A
Form Letter to Broker (Duplicate Confirms and Account Statements).....Appendix B
Access Person - Proposed Transaction Form (Preclearance Form).........Appendix C
Sample Quarterly Transaction Form.....................................Appendix D
Request for Approval of Privately Offered Security Transaction........Appendix E
Frequently Asked Questions and Answers................................Appendix F
Preclearance of Fixed Income Trades by Access Persons.................Appendix G
List of Local Compliance Officers.....................................Appendix H
Code of Ethics Quick Reference Tool...................................Appendix I

                                 Code Of Ethics
                          State Street Global Advisors

                                    ("SSgA")

         Statement of General Principles

         In addition to any particular duties or restrictions set forth in the SSgA Code of Ethics (the "Code"), every employee of the Adviser must adhere to the following general principles:

         I. Since our clients have entrusted us with their assets, we must, at all times, place the interests of these clients first. These clients include shareholders in mutual funds which we advise, participants in the State Street Bank and Trust Company collective investment vehicles and those clients for whom we manage discretionary accounts.

         II. Transactions executed for the employee's personal account must be conducted in a manner consistent with this Code and in such a manner as to avoid any actual or perceived conflict of interest or any abuse of the employee's position of trust and responsibility.

         III. Employees are encouraged to make investment decisions regarding their personal accounts with a long term view. Short-term trading is strongly discouraged.

         IV. Employees must not take inappropriate advantage of their position.

         Applicability of Code to Employees of Non-US Offices

         Employees of the Adviser's Non-US offices are subject to the terms of the Code. In addition, however, such employees remain subject to any local laws and regulations affecting personal investments, investments on behalf of customers and other activities governed by the Code. It is the responsibility of each employee to adhere to such regulations. In the event of any inconsistency between local law or regulation and the terms of this Code, the employee must adhere to the highest applicable standard.

         What is the Code of Ethics?

         The Code of Ethics, hereafter referred to as the "Code", is the policy statement that State Street Global Advisors has adopted which primarily governs personal securities transactions of its employees. It is designed to ensure that employees conduct their personal securities transactions in a manner which does not create an actual or potential conflict of interest to the bank's business or fiduciary responsibilities. In addition, the Code establishes standards that prohibit the trading in or recommending of securities based upon material, non-public information or the tipping of such information to others.

         The SSgA Risk Management and Compliance Department oversees overall compliance with the Code. Failure to comply with the Code could result in company imposed sanctions, and possible criminal and civil liability, depending on the circumstances.

         Section 1 - Definitions

A. "Access Person" or " Investment Personnel" as defined by SEC Rule 17j-1 means "any Portfolio Manager, Investment Person or Reporting Associate of State Street Global Advisors or of such other divisions as determined by the Adviser from time to time, and any other employee of the Adviser designated as an Access Person by the Compliance Officer by virtue of his or her stature within the organization."

The following Access Person levels have been established by the SSgA Boston office. The levels reflect the minimum requirements of the Code of Ethics. The local Compliance Officer, at his or her discretion, can impose higher standards in their local environment.

                1. " Portfolio Manager" (Level 1) means "the persons identified by the Adviser, as the portfolio manager or back-up portfolio manager of a Fund."

                2. "Investment Person" (Level 2) means "any director, officer or employee of the Adviser who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Security by a Fund prior to or contemporaneous with such purchase or sale, or whose functions relate to the making of any recommendations with respect to such purchase or sale."

                3. "Reporting Associate" (Level 3) means "any director, officer or employee of the Adviser who, in connection with his or her regular functions or duties, obtains information regarding the purchases or sales of Securities made by a Fund, either prior to or subsequent to any such purchases or sales."

                4. "Level 4 Person" (Level 4) means any individual who has no contact with information regarding purchases or sales of Securities made by a Fund in his or her regular functions or duties. However, such individual is subject to the Statement of General Principles and the antifraud provisions (Section 3B(1)) of the Code.

B. "Adviser" means "State Street Global Advisors" and any other investment advisory division of State Street Bank and Trust Company, "State Street Global Advisors, Inc." and any subsidiary thereof, "State Street Brokerage" and "State Street Banque, S.A." and such other entities as from time to time designated by the Compliance Officer.

C. "Associated Portfolio" means with respect to an Access Person any Portfolio in the fund group for which such person acts as a Portfolio Manager, Investment Person or Reporting Associate (e.g., accounts for which the Access Person is Portfolio Manager, designated Back-up Portfolio Manager).

D. "Beneficial Ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect Beneficial Ownership shall apply to all Securities which an Access Person has or acquires other than those Securities which are acquired through dividend reinvestment.

Beneficial Ownership generally extends to accounts in the name of:
o the Access Person;
o the Access  Person's  spouse;
o the Access Person's minor  children;
o the  Access  Person's  adult children living in the Access Person's  home; and
o any other relative whose investments the Access Person directs (regardless of whether he or she resides in the Access Person's home).

       Beneficial Ownership also includes accounts of another person or entity if by reason of any contract, understanding, relationship, agreement or other arrangement the Access Person obtains therefrom benefits substantially equivalent to those of ownership. Access Persons should contact the local Compliance Officer regarding any questions they may have concerning Beneficial Ownership.

E. "Compliance Officer" shall mean "the person identified by the State Street Global Advisors division of the Adviser, from time to time, as the local Compliance Officer of SSgA."

F."Control" means the power to exercise a controlling influence over an account.

G. "Fund" or "Funds" means "any mutual fund, bank collective fund, common trust fund, separate account or other type of account advised or sub-advised by the Adviser."

H. "Portfolio" means "any investment portfolio of a Fund."

I. "Purchase or sale of a Security" includes, among other things, the writing of an option to purchase or sell a Security.

J. "Security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act. This definition of "Security" includes, but is not limited to: any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, any put, call, straddle, option or privilege on any Security or on any group or index of Securities, or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency.

Further, for the purpose of this Code, "Security" shall include any commodities contracts as defined in Section 2(a)(1)(A) of the Commodity Exchange Act. This definition includes but is not limited to futures contracts on equity indexes.

"Security" shall not include securities issued by the government of the United States, or, with respect to Access Persons employed in the Non-US offices, the government of the country in which such office is located, bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies (e.g., open-end mutual funds, or the equivalent such as SICAVs). Any question as to whether a particular investment constitutes a "Security" should be referred to the local Compliance Officer.

K. "Seven Day Blackout"
o Portfolio Manager - The Code prohibits a portfolio manager from buying or selling a security within seven calendar days after it is traded in a portfolio he or she manages.

o Access Person - who has access to the fundamental research in his or her area, is also restricted from buying or selling a security that is added to, removed from, or has had a rating change to an approved stock list. (See Section 3 - "Approved Lists" for additional detail.)

     L. "Short-term Trading" means buying and selling or selling and buying the same security within a 60 day period.

Section 2 - Exempted Transactions

         The prohibitions of Section 3A of this Code shall not apply to:

         A. Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control (e.g., assignment of management discretion in writing to another party). If management authority is ceded to a person in the same household (spouse, dependent children or other individual living in the same household as the Access Person, then preclearance requirements still have to be met.)

         B. Purchases or sales which receive the prior approval of counsel to the Adviser or the Compliance Officer.

         C. Purchases or sales by an Access Person other than a Portfolio Manager which are categorized as de minimis through the Preclearance Procedure described in Section 3A(1).

         D. Acquisition of a Security due to dividend reinvestment or similar automatic periodic investment process or through the exercise of rights, warrants or tender offers. However, these transactions should be reported by Level 1-3 Access Persons in their quarterly reporting once acknowledgement of the transaction is received.

         Section 3 - Prohibitions

         A.   Prohibited Purchases and Sales

         Portfolio Managers: (Level 1) Access Persons

                1. Portfolio Manager shall not, for his or her own personal account (or for an account in which he or she has Beneficial Ownership1):

                     a. purchase a Security that is being purchased or sold or is being considered for purchase or sale in any Associated Portfolio; or

                     b. sell a Security that is being purchased or sold or is being considered for purchase or sale in any Associated Portfolio.2

                     A Security is "being considered for purchase or sale" when a recommendation to purchase or sell a Security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

                Here is an example of this prohibition:

                     This morning, Access Person "A" overhears Portfolio Manager "B" planning to purchase shares of XYZ for the stock Fund which he manages. "A" hastily purchases shares of XYZ for her personal account. Portfolio Manager "B" places the buy order for the stock in the afternoon. "A" would be front-running the Fund, and would be subjected to sanctions and criminal penalties.

                2. No Portfolio Manager shall, for his or her own personal account (or for an account in which he or she has Beneficial Ownership):

                     a. sell any Security until seven (7) full calendar days have elapsed since the most recent purchase or sale of that Security by any Associated Portfolio; or

                     b. purchase any Security until seven (7) full calendar days have elapsed since the most recent purchase or sale of that Security from any Associated Portfolio.3

                Here is an example of this prohibition:

                     Yesterday, Portfolio Manager "A" sold 100 shares of XYZ from the Fund which he manages. Today, back-up Portfolio Manager "B", who manages a different Fund within the same investment group, decides to purchase 50 shares of XYZ for his own personal account. Because trading occurred within 7 days of the most recent fund transaction it is a direct violation of the black-out requirement, therefore, subjecting the manager to sanctions.

       Investment Persons and Reporting Associates: (Level 2 & 3) Access Persons

                1. No Access Person (other than Portfolio Managers) shall, for his or her own personal account or for an account in which he or she has Beneficial Ownership4):

                     a. purchase a Security that is being purchased or sold or is being considered for purchase or sale in any Fund unless the transaction is considered de minimis as noted above in Section 2C Exempted Transactions; or

                     b. sell a Security that is being purchased or sold or is being considered for purchase or sale in any Fund unless the transaction is considered de minimis as noted above in Section 2C Exempted Transactions.5

                     A Security is "being considered for purchase or sale" when a recommendation to purchase or sell a Security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

                Approved Lists

                     Personal securities transactions in a security that is added to or removed from an approved stock list are prohibited for a period of seven days after the addition, removal or change in rating of the security. The same seven day restriction applies following any change to the short or long term investment rating. Furthermore, the Access Person is restricted from sharing this information with others who do not have the same access levels.

                     (Currently, this list is maintained by the Global Fundamental Research Group. There may be other lists or groups that this restriction applies. See your local Compliance Officer for additional information.)

         B.   Additional Prohibited Activities

                1. Neither an employee of the Adviser nor any Access Person shall, in connection with the purchase or sale (directly or indirectly) by the Adviser, of a Security held or to be acquired by a Fund:

                     a. employ any device, scheme or artifice to defraud a Fund;

                     b. make any material misstatement to a Fund or omit any material fact in any statement to a Fund where such omission would tend to make the statement misleading;

                     c. engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Fund; or

                     d. engage in any manipulative practice with respect to a Fund.

                     The above prohibited activities shall at all times include, but shall not be limited to, the following:

                          (i) purchasing or selling securities on the basis of material6 non-public7 information;

                          (ii) purchasing or selling, knowingly, directly or indirectly, securities in such a way as to compete personally in the market with a Fund, or acting personally in such a way as to injure a Fund's transactions;

                         (iii) using knowledge of securities transactions by a Fund, including securities being considered for purchase or sale, to profit personally, directly or indirectly, by the market effect of such transactions.

                         (iv) engaging in short selling and options trading of State Street securities (except to the extent such options are issued by the Corporation as part of an employee's compensation.)

                2. Each of the following activities by an Access Person or Investment Personnel Level 1-4 shall be prohibited:

                     a. purchasing Securities in an initial public offering unless:

                          (i) the Access Person has a right to purchase the Security due to the Access Person's pre-existing status as a policy holder or depositor with respect to such Security or as a shareholder of a related company; or,

                          (ii) the right to purchase is awarded by lottery or other non-discretionary method by the issuer.

                     b. participation in a private offering (e.g., offerings of securities not registered with a local regulatory agency, such as the SEC, stocks of privately held companies, private placements and non-publicly traded limited partnerships) without prior written consent from an SSgA Compliance Officer by use of the form attached here as Appendix E;

                     c. participation in a private offering and failing to disclose any subsequent conflicts of interests to the Compliance Officer. An example of this would be a portfolio manager purchasing a private offering (with approval as detailed in 2(b) above) and then causing a portfolio which he or she manages to purchase the same private offering without disclosing this conflict of interest.

                     d. using any derivative, or using any evasive tactic, to avoid the restrictions of this Code;

                     e. serving as a director of the following without prior written consent of State Street Global Advisors' Area Executive and notice to the Compliance Officer:

                     o a publicly traded company other than State Street Corporation or its subsidiaries or its affiliates; or

                     o any company the Securities of which are owned by a Fund,

                     f. accepting or receiving, either directly or indirectly, from any organization or employee thereof with which we conduct a business relationship (e.g., customers or vendors) a gratuity or anything of value in excess of one hundred (US $100) dollars per individual per calendar year. A gratuity includes a gift of any type.

                     The purpose of this gratuity  restriction  is to allow only
                     proper  and   customary   business   amenities.   Amenities
                     considered permissible include the following:

                    o occasional meals, social gatherings or meetings conducted for business purposes; or

                    o gifts in the nature of promotional materials, such as a pen, calendar, umbrella or the like, which are inscribed with the giver's name or a business message.

                     Amenities considered not to be permissible include, but are not limited to, the following:

                    o transportation expenditures, such as airfare or rental car; or

                    o     hotel or other lodging accommodation expenditures

         Section 4 - Preclearance

         A. Preclearance of Securities Transactions

              In order to monitor this Section 4A, Adviser  requires each Access
              Person  to  comply  with  the  Personal   Securities   Transaction
              Preclearance Procedure8 attached hereto as Appendix C.

                   o Preclearance must be obtained after 10:00 a.m. EST (or at such local time as is designated by each Non-US office) of the day on which the Access Person proposes to trade.

                   o Such preclearance is good until midnight of the day it is granted in the location of the primary exchange where the security is traded. It is also allowable to order a market trade electronically up to this time deadline. Any order not executed on the day of preclearance must be re-submitted for preclearance before being executed on a subsequent day (e.g., "good-'til-canceled" or "limit" orders must receive preclearance every day that the order is open).

                   o Preclearance of any registered open-end investment company is not required.


                   o The Lotus Notes preclearance process must be used in sites where available consistent with policies established from time to time by Risk Management and Compliance.

         B. Short-term Trading

         In order to monitor short-term trading activity, each Access Person is required to identify on Appendix C whether he or she has traded in the proposed security within the past 60 days. Short -term trades will be monitored and reported to management to ensure that Access Persons are adhering to SSgA's long- term investment philosophy generally.

         Section 5 - Reporting

         A. Every Access Person who is identified and notified by the Compliance Officer as having to comply with this Section shall:

                1. upon such notification, provide the Compliance Officer with disclosure of all personal Securities holdings as described in Appendix A within 10 calendar days of employment and annually) thereafter, except that the requirement of this
                     Section 5A(1) shall only apply to Portfolio Managers and Investment Persons (Access Person Level 1 and 2); and

                2. report to the Compliance Officer the information described in Section 5C with respect to transactions in any Security9 in which such Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership in the Security.

         B. Quarterly reports required under this Section shall be made not later than nine (9) days after the end of each calendar quarter (calendar quarters are March 31, June 30, September 30 and December 31).

                Access Persons will be reminded quarterly of this obligation by a notice, but it is incumbent upon each Access Person to report to the Compliance Officer within the nine-day (9-day) reporting period whether he or she did or did not effect such transactions.

         C. Access Persons are required to notify any brokers, dealers, investment advisers, banks and other financial institutions with whom they have their securities trading accounts to forward duplicate confirms of any and all of their trades and periodic account statements containing trading activity to the Compliance Officer and may use the form letter attached as Appendix B to notify such financial institutions.

         D. Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in the Security to which the report relates.

         E. Access Persons transacting in Securities, as defined in Section 1J. of the Code, contained in self directed pension brokerage accounts, self managed brokerage accounts (SMBA) or 401(k) retirement accounts are included in any reporting or preclearance requirements.

         F. Investment in the State Street Stock Fund through the State Street 401k plan do not require regular preclearance or reporting. Although transactions in the State Street Stock Fund do not need to be reported, as they are not defined as a Security, employees trading in the State Street Stock Fund should be aware that these transactions are subject to the insider trading restrictions contained in the Code of Ethics and State Street's Standard of Conduct.

         G. Access Persons are prohibited from engaging in short selling and options trading of State Street securities (except to the extent such options are issued by the Corporation as part of an employee's compensation).

         H. State Street options granted in conjunction with an employee's compensation do not need to be precleared or reported if exercised at first opportunity as dictated by Global Human Resources. Options exercised on any other date are subject to preclearance and reporting requirements.

         Section 6 - Annual Certification

         All Access Persons and Non Access Persons must certify annually that he or she has read, understands and recognizes that he or she is subject to the Code. In addition, all Access Persons and Non Access Persons must certify annually that he or she has complied with the Code and has disclosed and reported all personal securities transactions required to be disclosed or reported.

         Section 7 - Exemptive Relief

         An Access Person who believes that aspects of the Code impose a particular hardship or unfairness upon them with respect to a particular transaction or situation, without conferring a corresponding benefit toward the goals of the Code, may appeal to the Compliance Officer for relief from Code provision(s) relating to a particular transaction or ongoing activity or reporting requirement.

         If relief is granted, the Compliance Officer may impose alternative controls or requirements. Any relief granted in this regard shall apply only to the Access Person who had sought relief and no other Access Person may rely on such individual relief unless specifically authorized by their local Compliance Officer. If circumstances warrant, the Compliance Officer may submit the anonymous request to the Code of Ethics Committee for input.

         Section 8 - Violations and Sanctions

         The  Code  of  Ethics   Committee  is  presented  with  the  facts  and
         circumstances of a violation on an anonymous basis by the Compliance Officer on a quarterly basis. The Code of Ethics Committee is charged with reviewing violations of the Code and imposing sanctions by a majority vote.

         Upon discovering a violation of this Code, its policies or procedures, the directors of a Fund, the Adviser, or the Committee may impose such sanctions as it deems appropriate, including, among other things, the following:

         o  a letter of censure to the violator;
         o  a monetary fine levied on the violator;
         o  suspension of the employment of the violator;
         o  termination of the employment of the violator;
         o civil referral to the SEC or other civil regulatory authorities determined by the Board of the Fund, the Adviser or other appropriate entity; or
         o criminal referral -- determined by the Board of the Fund, the Adviser or other appropriate entity.

     The Access Person is given an opportunity to appeal a Committee decision if he/she is believes there are extenuating facts and circumstances of which the Committee and Compliance were unaware.

Section 9 - Issues Forum

If you have a concern or question, you can voice this concern, i.e., issue or personal complaint on an anonymous basis by submitting it in writing to:

State Street Global Advisors
Attention:  Compliance Officer

P.O. Box 9185
Boston, MA  02209

--------
1 Please see Section 1D of the Code for definition of "Beneficial Ownership."

2 This "front-running" prevention rule is designed to prevent personal gain based upon the investment activities or recommended investment activities of any of the Associated Portfolios.

3 This black-out requirement is designed to prevent personal gain based upon the investment activities of any of the Associated Portfolios. A Portfolio Manager may not trade the same security as an Associated Portfolio until seven full calendar days have elapsed since the Portfolio trade (the seven days do not include the day of the Portfolio trade).

4 Please see Section 1D of the Code for definition of "Beneficial Ownership."

5 This  "front-running"  prevention  rule is designed to prevent  personal  gain based upon the investment activities or recommended investment activities of
  any of  the  Associated   Portfolios.

6 Material  Information:   information  the dissemination  of which would have
  a substantial impact on the market price of the company's securities, or is likely to be considered important by reasonable investors in determining whether to trade in such securities. Examples of the type of information that might be "material" would include the following: earnings estimates or changes in previously released earnings estimates, merger or acquisition proposals, major litigation, significant contracts, dividend changes, extraordinary management developments.

7 Non-public Information: information that has not been generally disclosed to the investing public. Information found in a report filed with a local regulatory agency, such as the SEC, or appearing in publications of wide circulation would be considered public.

8 See Appendix F for additional information on preclearance.

9 See definition of "Security" and "Beneficial Ownership" for additional information.

                                   APPENDIX A

                        Upon Employment/Annual Disclosure
                             of Securities Holdings

     I have been identified by the Compliance Officer as a Level 1 or 2 "Access Person" as defined in the State Street Global Advisors Code of Ethics. As required under the Code, I am reporting (within 10 days of my employment and annually thereafter) all Securities in which I have Beneficial Ownership. The Securities are as follows:

             Number of Shares, Contracts                     Name  and  Class
                    or Par Value                              of Securities









     |_| Attached are statements disclosing all securities holdings as of the month-end of my first month of employment at SSgA.



------------------  ---------------------------    --------------        -------
Print Name          Signature                      Area                  Date



--------------------------------------------------------------------------------
                          STATEMENT OF CONFIDENTIALITY

     State Street Global Advisors Risk Management & Compliance area recognizes the sensitive nature of all materials disclosed for reporting purposes. Direct access to any personal information is limited to SSgA Compliance personnel. Requests for access from internal auditors or external regulators (i.e. the SEC, the Federal Reserve Bank Examiners, the Commodities Futures Trading Commission, etc.) are controlled to restrict the flow of information to the minimum necessary.

     To further ensure confidentiality, all information provided to SSgA Risk Management & Compliance is kept in a secured location.

--------------------------------------------------------------------------------

                                   APPENDIX B

    Form Letter Requesting Broker, Dealer, Investment Adviser, Bank or Other
                   Financial Institution to Forward Duplicate
             Confirmations of Trades and Periodic Account Statements

         Date

         Name and
         Address of Broker

         Re:  Name of Access Person and Account Number(s)

         Dear Sir or Madam:

         I am associated with State Street Global Advisors, an area of State Street Bank and Trust Company, an investment adviser to certain registered investment companies and other accounts. I have beneficial interest in and/or discretionary control over the above-referenced account(s). Therefore, please send a duplicate confirmation of each transaction in the account(s) and periodic account statements to:

                  State Street Global Advisors
                  Attn: Compliance Officer
                  A/C (Name of Access Person)

                  P.O. Box 9185
                  Boston, MA  02209

         Additionally, please disregard any prior requests concerning duplicate confirmations in the account(s).

         Very truly yours,


         Name of Access Person

                                   APPENDIX C

                    Access Person - Proposed Transaction Form

Section A:

ACCESS PERSON:


_____________________    ________    _________________________      ____________
Print Name               AP Level    Signature                      Date



----------------------------------------- ------------------------- ------------ ------------- -------------- ----------------
Have you bought or sold any security             Security Name            Date        Buy/Sell        Amount         Price
listed below within the past 60 days?
If so, please complete the following
for Each previous trade:
----------------------------------------- ------------------------- ------------ ------------- -------------- ----------------




                                      Section B: TO BE COMPLETED BY TRADING DESK


                                            -----------------   -------------- ------------ ------------ ---------- --------------
                                              Pending Buy or     If Pending       % of         % of        Trade      Do NOT Trade
                                                Sell by a        Buy or Sell,    Access      Portfolio    Approved    - % exceeds
                                               Portfolio*        Average 10      Person       Trade vs.   (Trading       limit
                 Trade     Buy or   #of      (Name and # of     day Volume of   Trade vs.    Average 10    Desk         (Trading
   Security       Date      Sell    Shares        Shares)       Security Trade   10 day         day       Initials)      Desk
                                                                                 Volume*      volume**                 Initials)
                                            -----------------   --------------  ----------- ------------ ---------- --------------
                                            -----------------   -------------- ------------ ------------ ---------- --------------





                                            ----------------- -------------- ------------ ------------ ---------- --------------
                                            ----------------- -------------- ------------ ------------ ---------- --------------

                                            ----------------- -------------- ------------ ------------ ---------- --------------
                                            ----------------- -------------- ------------ ------------ ---------- --------------





                                            ----------------- -------------- ------------ ------------ ---------- --------------



In the event that (1) the above security is NOT a pending purchase or sale by an account managed by SSgA, or (2) the above equity security is a pending purchase or sale by an account managed by SSgA, but the size of the proposed transaction by the Access Person and the relevant Portfolio compared to the ten-day average volume of the security are such that the above transaction by the Access Person will not adversely affect the execution of the pending trade by the account, the transaction will be permitted. Such a transaction shall be exempt from Section 3A, Prohibited Purchases and Sales of the Code of Ethics.

* Level 1 APs preclearing a security that a Portfolio over which they have trading control has traded recently, may not trade this security until seven days after the last trade of this security in the Portfolio (7 day black-out period). In addition, if you are a member of the Trust Strategy et al distribution list, you can not trade in a security for 7 days after a rating change, addition, or deletion of that security to the Global Fundamental Research Group's Approved List. executing as the trading desk will NOT evaluate. You are responsible for not executing as the trading desk will NOT evaluate.

**MUST be 2% or less in both cases or transaction is not permitted.

DIRECTIONS FOR PROPOSED TRANSACTION FORM:
Step 1: Section A is completed by Access Person
Step 2: Section B is completed by Trading Desk
Step 3: Section C is signed by a Compliance Officer

Section C
Reviewed by: ________________________________
                       SSgA Compliance Officer

o Access Persons are required to preclear electronically via Lotus Notes where available.
o Preclearance is valid until midnight in the location of the primary exchange where the security is traded.
o List Beneficial Owner account name if applicable.

                                   APPENDIX D

         [Logo] SSgA         Sample Quarterly Transaction Form

--------------------------------------------------------------------------------

To:       <Access Person>                            Date:        ______________


From:     SSgA Risk Management                       Fax#:        (617) 664-6174

Re:       Quarter-end Report of Securities Transactions

I have been identified by the Compliance Officer as a Level 1, 2, or 3 "Access Person" as defined by the SSgA Code of Ethics. As required under the Code, I am reporting all securities in which I have Beneficial Ownership. Transactions in any "Security" as defined in the Code (Section 1.4.J) are reportable.

                 This completed memo must be submitted by XXXXXX
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
 (1) Please check ONE:                   I DO NOT have any reportable securities
 NO                                      transactions for the specified calendar
                                         quarter.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                         I   HAVE    reportable    transactions
                                         ("reportable   transactions"   do  not
                                         include  dividend   reinvestments  and
                                         transactions  in any  open-end  mutual
                                         funds)  for  the  specified   calendar
                                         quarter and have requested my confirms
                                         and   statements   to   be   forwarded
                                         directly   to  the  local   Compliance
                                         Officer at SSgA.

 YES

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
 (2) Please check ONE:                   I HAVE NOT had any short-term
                                         transactions (transactions in the same
                                         security within any 60-day period)
                                         this past quarter.
 NO

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                         I HAVE HAD short-term transactions this
                                         past quarter.  The date(s) and security
                                         names(s) for the transactions must be
                                         provided below.  If you need to see
                                         your account documentation, please
                                         contact Compliance.
 YES

                                         Date(s):              Security Name(s):
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
 (3) Please check ONE:                   I HAVE NOT complied with all applicable
                                         provisions contained in the Code of
                                         Ethics

 NO
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                         I HAVE complied with all applicable
                                         provisions contained in the Code of
                                         Ethics for the past quarter.
 YES
--------------------------------------------------------------------------------
Explanation of "No" answer or any comments you would like to make:

By clicking on this button you are electronically signing off on your quarterly transaction reporting.

                                    [SUBMIT]

                                   APPENDIX E
         Request for Approval of Privately Offered Security Transaction
                       As required by Code Section 3B.2(b)

ACCESS PERSON:_________________   __________________   _____________      ______
              Print Name          Signature            Area               Date

Please describe in detail (list buyer/seller) the nature of the proposed Private Offering Transaction and your involvement in the offering.

Please provide offering memorandum or any other documentation pertinent to this transaction to your local Compliance Officer. Describe how and why you were invited to participate in this Private Offering.

What is your initial investment amount? $____________________________

Do you have investment discretion?   Yes  ______      No  _____

Will you be compensated? Yes ________ No _____ If yes, provide details (include specific amount):

Any possible conflict of interest with State Street Corporation or its affiliates? Yes _____ No _____ If yes, please describe:

Do you have any reason to believe that this Private Offering involves any potential conflict of interest with any customers of State Street

 Corporation or its affiliates?
Yes  _____      No  _____
If yes, please describe:



Date:  ___________________  Approved by:________________________________________
                                          Compliance Officer

                                   APPENDIX F

                     Frequently Asked Questions and Answers

       1.Preclearance

A.       What trades require preclearance?
         Any and all trades of Securities, as defined in the SSgA Code of Ethics (Section I-J), placed by an Access Person for his or her own personal account; or accounts of relatives for whom the Access Person provides investment advice (i.e., a trade made at the specfic direction of the Access Person on behalf of a relative regardless of who actually places the order).

         See the definition of Beneficial Ownership (Section 1-D of the Code) for further information. If the relative makes the specific investment decisions on their own, preclearance is not required, even if the Access Person provides general investment advice to the relative.

B.       SSgA Funds?
         No preclearance or reporting is required for trades in the SSgA Funds or any other open-end mutual fund.

C.       (Good `Till Cancelled Order) GTC or Limit Order?
         Yes, Access Persons are required to obtain preclearance every day the GTC or Limit Order is open. Your broker needs to understand that you need Trading Desk approval before the trade is executed.

D.       Dividend Reinvestments or the Exercise of Rights, Warrants, or Tender
         Offers?
         No, acquisition of a security due to dividend reinvestment or the exercise of rights, warrants or tender offers that may have resulted from a spin off do not need to be precleared. These transactions should be reported to your local Compliance Officer once acknowledgment of the transaction is received.

E.      Can I preclear Fixed Income Trades via Lotus Notes?
        No, preclearance for Fixed Income trades must be done manually via Appendix G of the Code. Deliver or fax the form to the Fixed Income
        Group at 225  Franklin  Street  to the  attention  of the  Fixed  Income
        Manager.

F. Is it necessary to preclear or report trades in State Street stock options granted pursuant to employment?

         When State Street (ticker symbol STT) stock options, granted pursuant to employment, are exercised and the securities are sold at the first possible time, no preclearance is necessary. When STT options are exercised and then sold at a later time, the transaction(s) must be precleared and reported at quarter end. Confirms and account statements for these transactions should be forwarded to your local Compliance Officer as with any other Securities reporting. Shares purchased by exercising State Street stock options must be reflected on the Annual Disclosure report (Appendix A) for Access Person Levels 1 and 2.

 Access Persons are prohibited from engaging in short selling and options trading of State Street securities (except to the extent such options are issued by the Corporation as part of an Access Person's employee compensation.)

G.       Do option trades require preclearance and reporting?

         Option trades initiated by you must be precleared. If another party exercises an option sold by you this transaction must be reported with your other securities transactions.

H. Is preclearance or reporting required if I donate, rather than sell, Securities from my portfolio?

         No preclearance is required by the donor but reporting is required for any receipt by gift of securities. A copy of the transfer certificate must be supplied to your local Compliance Officer as part of the quarterly reporting process at the quarter end following the transfer.

I.       What trades must be reported on a quarterly basis, post trade?
         For any reportable Securities trade, the Access Person must direct his or her broker to forward duplicate confirms and periodic transaction/account statements directly to their local Compliance Officer. In addition, any and all transactions for accounts which the Access Person has a Beneficial Ownership (regardless of who makes the actual investment decisions), must be reported. Account statements and confirms must be forwarded to your local Compliance Officer as trades occur.

J.      Is preclearance or disclosure required if I am a member of an Investment
        Club?

         If an Access Person joins an investment club or is an existing member upon employment with SSgA, a list of holdings must be submitted to your local Compliance Officer. No preclearance for trades is necessary although quarterly statements of the Investment Club's Securities transactions must be sent to Compliance directly from the Broker, referencing the Access Person. Annual disclosure of the investment club's holdings is required for Access Person Levels 1 and 2. Trades should be precleared if an Access Person exercises influence over the selection of securities.

       2.INDIVIDUAL RETIREMENT ACCOUNTS

         A. Are trades in my self-directed Individual Retirement Account covered by the Code?

         Preclearance   and  reporting  are  necessary  when  the  IRA  contains
         Securities as defined in Section 4 of the Code.

         For transactions within the Salary Savings Program, including the State Street Self Managed Brokerage Accounts (SMBA), all investments of Securities, as defined in Section 1-J of the Code, must be precleared and reported as required by the Code.

         The fund options contained in the State Street 401(k) program do not require regular preclearance or reporting. Although transactions in the State Street Stock Fund do not need to be reported, as they are not defined as a Security, employees transacting in the State Street Stock Fund should be aware that these transactions are subject to the insider trading restrictions contained in the Code and State Street's Standard of Conduct.

     3.  MARGIN ACCOUNTS

         A. What are my responsibilities concerning a margin account?

         SSgA employees are allowed to open margin accounts, however, prior written disclosure must be made by all Access Person Levels 1-4 to your local Compliance Officer. This may be done via Lotus Notes. All Access Persons who maintain a margin account are required to provide copies of account statements to your local Compliance Officer for review. Please remember that short-term trading is discouraged and will be monitored by Compliance.

     4.  TRUSTEE POSITION

         A. What are my responsibilities if I serve as a Trustee for a relative's trust account?
            Am I subject to the preclearance and reporting requirements of the Code?

         Each situation differs and will be reviewed on a case-by-case basis to determine what reporting and disclosure is required. A memo detailing the Trustee's role must be submitted to your local Compliance Officer who will review the facts and circumstances and inform you of preclearing or reporting requirements.

     5.   DIRECTORSHIP

     A. What if I sit on a Board of Directors, or serve as Treasurer or Finance Director for a non-profit organization?
        Does  the  Code  govern  the   investment   activities  of  the
        non-profit organization?

         Under the State Street Standard of Conduct, there is generally no requirements for an employee to disclose to or request approval from State Street in order to serve in a non-profit organization; however, if the employee is eligible to receive any fee, income or compensation in connection with the service, then a request for approval must be made as though the organization were a "for profit" entity.

         If the non-profit organization invests only in open-end mutual funds or obligations backed by the United States Government, no preclearance or reporting is required.

         Under the SSgA Code of Ethics, if the non-profit organization's portfolio contains Securities (as defined in the Code), you are required to submit a memo to your local Compliance Officer explaining the investment structure and your participation in the investment selection. If you either direct or individually trade Securities for the organization, then all trades must be precleared and reported.

         B. What are my obligations to State Street regarding disclosure of business directorships under the SSgA Code and the State Street Standard of Conduct?

         The SSgA Code prohibits the Access Person from service as a director of a publicly traded company or any company whose Securities are owned by a Fund, without prior written consent of an area Executive Vice President and notice to your local Compliance Officer. The SSgA Code does not prohibit the Access Person from service as a director of State Street Corporation or any of its subsidiaries or affiliates.

         Under the State Street Standard of Conduct, an employee is required to obtain the approval of his or her Area Executive before becoming a director, officer, employee, partner or sole proprietor of a "for profit" organization. The request for approval should disclose the name of the organization, the nature of the business, whether any conflicts of interest could reasonable result from the association, whether fees or income will be earned, and whether there are any relationships between the organization and State Street. The request for approval along with the preliminary approval of the Area Executive is subject to the final review and approval of the General Counsel. An employee generally is permitted to retain the fees, income or compensation earned in connection with an approved activity.

6.  ADDITIONAL INFORMATION

       A.  Where can I go for additional information on the Code of Ethics?

         The Code of Ethics is available on the SSgA Intranet Home Page under "Recent Sightings". To look up a specific questions consult the Code of Ethics "Quick Reference Tool" (Appendix I) which contains interpretive business practices.

                                   APPENDIX G

[GRAPHIC OMITTED][GRAPHIC OMITTED]
  Preclearance of Fixed Income Trades by Access Persons (Personal Transactions) [GRAPHIC OMITTED][GRAPHIC OMITTED]
Effective Date: 10/1/96
Revised: 05/03/99
Area/Business Unit: SSgA
Approved by: Robert Fort
[GRAPHIC OMITTED][GRAPHIC OMITTED]

Policy Statement

U.S. domiciled Access Persons are required to preclear personal securities transactions in corporate and municipal fixed income securities. If the Fixed Income Department is not participating in the purchase or sale of the relevant security for clients, the limits listed below will not apply.

The Fixed Income Unit Head is not responsible for judging the credit quality of proposed personal transactions.

Procedure:
       Responsibility                               Action

U.S. domiciled Access          Submitproposed transaction  form  (Appendix C of
Persons                        Code of Ethics) for a personal  fixed income
                               security  trade via hard copy to the Unit Head/
                               Bond  Desk of the PAM Fixed Income Department.



The Bond Unit Head-PAM Review the proposed personal transaction based on the following criteria:

 a. New Issues:  Proposed personal transactions may not exceed 0.05% of the new issue.

 b. Secondary Market Trades:  Proposed transactions may not exceed 0.05% of the current total outstandings of the issue.

 c.  Municipal Securities:  Approval of personal trades in the secondary municipal securities will be effective for 15 calendar days. After that time, the Access Person will have to re-apply for preclearance.

                            If approved, the Unit Head will sign and date the Proposed Transaction Form and return it to the Access Person. The Access Person submits a copy of the approved Proposed Transaction Form to SSgA's Compliance Department

Effective 05/03/99

                  Robert Fort - Unit Head

Back-ups:
                  Deborah Vargo
                  Paul Mattocks
                  Maureen Buttenheim

                                   APPENDIX H

                        List of Local Compliance Officers

AREA                         COMPLIANCE OFFICER     TELEPHONE/EMAIL

Boston                       Kathleen Griffin       (617)664-3921
GA (Boston, PAM, SSBSI)                             Kathleen Griffin/BOSTON/SSGA

Retirement Investment        Judy Dorian            (617)376-9634
Services                                            Judith A Dorian/RIS/SSGA

AIT                          Dana Vicander          (727)799-3671
                                                    Dana Vicander/BOSTON/SSGA

Australia                    Ray Moses              011 61 2 9240  7628
                                                    Ray Moses/SYDNEY/SSGA

Chile                        Inma Pena              011 56 2 350 420
                                                    Inma Pena/BOSTON/SSGA

Hong Kong                    Yan Yan Li             011 852 2103 0268
                                                    Yan Yan Li/BOSTON/SSGA

London, Rexiter Capital      Neil Warrender         011 44 207 698  6005
Management, Dubai,                                  Neil Warrender/LONDON/SSGA
Brussels, Switzerland,
Spain

Munich                       Klaus Esswein          011 49 89 55878
                                                    Klaus Esswein/LONDON/SSGA

Paris                        Andgy Ma               011 33 01 5375 8026
                                                    Angdy Ma/PARIS/SSGA

Toronto/Montreal             Marilina Mastronardi   (514)282-2420
                                                    Marilina Mastronardi/
                                                    MONTREAL/SSGA

Tokyo                        Satoru Miyokawa        011 81 3 5408 7345
                                                    Satoru Miyokawa/TOKYO/SSGA









                                   APPENDIX I

                       Code of Ethics Quick Reference Tool

                                                         [OBJECT OMITTED]